Adamis Pharmaceuticals Corporation 8-K

Exhibit 10.2

INDEMNITY AGREEMENT

This Indemnity Agreement (the “Agreement”) is dated as of _______________, and is entered into by and between ADAMIS PHARMACEUTICALS CORPORATION, a Delaware corporation (the “Company”), and ________________________ (“Indemnitee”).

RECITALS

A.           The Company desires to attract and retain the services of highly qualified individuals as directors, officers, employees and agents.

B.           The Company’s Bylaws, as amended (the “Bylaws”), require that the Company indemnify its directors and officers, and empowers the Company to indemnify its employees and agents, as authorized by the Delaware General Corporation Law, as amended (the “DGCL”), under which the Company is organized, and the Bylaws expressly provide that the indemnification provided therein is not exclusive and contemplate that the Company may enter into separate agreements with its directors, officers and other persons to set forth specific indemnification provisions.

C.           Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents and available insurance as adequate under the present circumstances, and the Company has determined that Indemnitee and other directors, officers, employees and agents of the Company may not be willing to serve or continue to serve in such capacities without additional protection.

D.           The Company desires and has requested Indemnitee to serve or continue to serve as a director, officer, employee or agent of the Company, as the case may be, and has proffered this Agreement to Indemnitee as an additional inducement to serve in such capacity.

E.           Indemnitee is willing to serve, or to continue to serve, as a director, officer, employee or agent of the Company, as the case may be, if Indemnitee is furnished the indemnity provided for herein by the Company.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           DEFINITIONS.

(a)           Agent.  For purposes of this Agreement, the term “agent” of the Company means any person who:  (i) is or was a director, officer, employee or other fiduciary of the Company or a subsidiary of the Company; or (ii) is or was serving at the request or for the convenience of, or representing the interests of, the Company or a subsidiary of the Company, as a director, officer, employee or other fiduciary of a foreign or domestic corporation, partnership, joint venture, trust or other enterprise.

(b)           Expenses.  For purposes of this Agreement, the term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature), actually and reasonably incurred by Indemnitee in connection with (including in preparation for) the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, the DGCL or otherwise, and amounts paid in settlement by or on behalf of Indemnitee, but shall not include any judgments, fines or penalties actually levied against Indemnitee for such individual’s violations of law.

(c)           Proceedings.  For purposes of this Agreement, the term “proceeding” shall be broadly construed and shall include, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, and whether formal or informal in any case, in which Indemnitee was, is or will be involved as a party or otherwise by reason of:  (i) the fact that Indemnitee is or was a director or officer of the Company; (ii) any action taken by Indemnitee or any action on Indemnitee’s part while acting as director, officer, employee or agent of the Company; or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses may be provided under this Agreement.

(d)           Subsidiary.  For purposes of this Agreement, the term “subsidiary” means any corporation or limited liability company of which more than fifty percent (50%) of the outstanding voting securities or equity interests are owned, directly or indirectly, by the Company and one or more of its subsidiaries, and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

(e)           Independent Counsel.  For purposes of this Agreement, the term “independent counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party; or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “independent counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

2.           AGREEMENT TO SERVE.  Indemnitee will serve, or continue to serve, as a director, officer, employee or agent of the Company or any subsidiary, as the case may be, faithfully and to the best of his or her ability, at the will of such corporation (or under separate written agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of such corporation, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the bylaws or other applicable charter documents of such corporation, or until such time as Indemnitee is terminated as an agent or tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended as an employment agreement between Indemnitee and the Company or any of its subsidiaries or to create any right to continued employment of Indemnitee with the Company or any of its subsidiaries in any capacity.  The Company acknowledges that it has entered into this Agreement and assumes the obligations imposed on it hereby, in addition to and separate from its obligations to Indemnitee under the Bylaws, to induce Indemnitee to serve, or continue to serve, as a director, officer, employee or agent of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, employee or agent of the Company.

3.           INDEMNIFICATION.

(a)           Indemnification in Third Party Proceedings.  Subject to Section 10 below, the Company shall indemnify Indemnitee to the fullest extent permitted by the DGCL, as the same may be amended from time to time (but, only to the extent that such amendment permits Indemnitee to broader indemnification rights than the DGCL permitted prior to adoption of such amendment), if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding, for any and all expenses actually and reasonably incurred by Indemnitee in connection with (including the preparation for) the investigation, defense, settlement or appeal of such proceeding.

(b)           Indemnification in Derivative Actions and Direct Actions by the Company.  Subject to Section 10 below, the Company shall indemnify Indemnitee to the fullest extent permitted by the DGCL, as the same may be amended from time to time (but, only to the extent that such amendment permits Indemnitee to broader indemnification rights than the DGCL permitted prior to adoption of such amendment), if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding by or in the right of the Company to procure a judgment in its favor, against any and all expenses actually and reasonably incurred by Indemnitee in connection with (including the preparation for) the investigation, defense, settlement, or appeal of such proceedings.

(c)           Exception for Amounts Covered by Insurance and Other Sources.  Notwithstanding the foregoing, the Company shall not be obligated to indemnify Indemnitee for expenses of any type whatsoever (including, but not limited to judgments, fines, penalties, ERISA excise taxes or penalties and amounts paid in settlement) to the extent such have been paid directly to Indemnitee (or paid directly to a third party on Indemnitee’s behalf) by any directors and officers, or other type, of insurance maintained by the Company.

4.           INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, including the dismissal of any action without prejudice, the Company shall indemnify Indemnitee against all expenses actually and reasonably incurred in connection with the investigation, defense or appeal of such proceeding.

5.           PARTIAL INDEMNIFICATION.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses actually and reasonably incurred by Indemnitee in the investigation, defense, settlement or appeal of a proceeding, but is precluded by applicable law or the specific terms of this Agreement from indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6.           ADVANCEMENT OF EXPENSES.

(a)           Advances.  To the extent not prohibited by law, the Company shall advance the expenses incurred by Indemnitee in connection with any proceeding, and such advancement shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice).  Advances shall be unsecured, interest free and without regard to Indemnitee’s ability to repay the expenses.  Advances shall include any and all expenses actually and reasonably incurred by Indemnitee pursuing an action to enforce Indemnitee’s right to indemnification under this Agreement, or otherwise and this right of advancement, including expenses incurred preparing and forwarding statements to the Company to support the advances claimed.  Indemnitee acknowledges that the execution and delivery of this Agreement shall constitute an undertaking providing that Indemnitee shall, to the fullest extent required by law, repay the advance if and to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company.  The right to advances under this Section shall continue until final disposition of any proceeding, including any appeal therein.  This Section shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 10(b).

(b)           Exception.  Notwithstanding the provisions of Section 6(a), the Company shall not be obligated to make any further advances of expenses to Indemnitee if any one of the following determines in good faith that the facts known to them at the time such determination is made demonstrate clearly and convincingly that Indemnitee acted in bad faith or in a manner that Indemnitee did not believe to be in or not opposed to the best interests of the Company:  (i) those members of the Board consisting of directors who were not parties to the Proceeding for which a claim is made under this Agreement (“Independent Directors”), even though less than a quorum; (ii) by a committee of Independent Directors designated by a majority vote of Independent Directors, even though less than a quorum; (iii) Independent Counsel, by written legal opinion; or (iv) a panel of arbitrators (one of whom is selected by the Company, another of whom is selected by Indemnitee and the last of whom is selected by the first two arbitrators so selected).  The Company shall have the option to submit the question of whether Indemnitee has acted in bad faith or in a manner that Indemnitee did not believe to be in or not opposed to the best interests of the Company to one of the four alternative decision makers set forth in the preceding sentence and to select the decision maker, but following a favorable determination to Indemnitee rendered by the first decision maker selected, the Company may not submit the matter to another of the named decision makers.  If the Company elects to submit the matter to Independent Counsel, such counsel shall be selected by Indemnitee and subject to approval by the Independent Directors or a committee of Independent Directors (which approval may not be unreasonably withheld).  Any decision maker so selected shall render a decision within thirty (30) days of such decision maker’s selection (which shall include in the case of Independent Counsel or a panel of arbitrators, when the person or persons acting as such counsel or such panel has or have been selected as provided above).  If a decision is made by the decision maker that Indemnitee acted in bad faith or in a manner that Indemnitee did not believe to be in or not opposed to the best interests of the Company, Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of determining whether Indemnitee has acted in bad faith or in a manner that Indemnitee did not believe to be in or not opposed to the best interests of the Company.

7.           NOTICE AND OTHER INDEMNIFICATION PROCEDURES.

(a)           Notification of Proceeding.  Indemnitee will notify the Company in writing promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any proceeding or matter which may be subject to indemnification or advancement of expenses covered hereunder.  The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise, except to the extent that the Company is materially prejudiced in its defense of such proceeding as a result of such failure.

(b)           Request for Indemnification and Indemnification Payments.  Indemnitee shall notify the Company promptly in writing upon receiving notice of any demand, judgment or other requirement for payment that Indemnitee reasonably believes to be subject to indemnification under the terms of this Agreement, and shall request payment thereof by the Company.  Indemnification payments requested by Indemnitee under Section 3 hereof shall be made by the Company no later than sixty (60) days after receipt of the written request of Indemnitee.  Claims for advancement of expenses shall be made under the provisions of Section 6 herein.

(c)           Success on the Merits or Otherwise.  To the extent that Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 3(a) above or in the defense of any claim, issue or matter described therein, the Company shall indemnify Indemnitee against expenses actually and reasonably incurred in connection therewith.

(d)           Indemnification in Other Situations.  In the event that Section 7(c) is inapplicable, the Company shall also indemnify Indemnitee if he or she has not failed to meet the applicable standard of conduct for indemnification.

(e)           Forum.  It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be resolved as provided in this Section 7, and neither the failure of the Company to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required under applicable law, nor an actual determination by the Company that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.  Indemnitee shall be entitled to select the forum in which determination of whether or not Indemnitee has met the applicable standard of conduct shall be decided, and such election will be made from among the following:

(i)           those members of the Board who are Independent Directors even though less than a quorum;

(ii)          a committee of Independent Directors designated by a majority vote of Independent Directors, even though less than a quorum; or

(iii)         Independent Counsel selected by Indemnitee and approved by the Board, which approval may not be unreasonably withheld.

(f)           If Indemnitee is an officer or a director of the Company at the time that Indemnitee is selecting the forum, then Indemnitee shall not select Independent Counsel as such forum unless there are no Independent Directors or unless the Independent Directors agree to the selection of independent counsel as the forum.  The selected forum shall be referred to herein as the “Reviewing Party”.

(g)          As soon as practicable, and in no event later than thirty (30) days after receipt by the Company of written notice of Indemnitee’s choice of forum pursuant to paragraph (e) above, the Company and Indemnitee shall each submit to the Reviewing Party such information as they believe is appropriate for the Reviewing Party to consider.  The Reviewing Party shall arrive at its decision within a reasonable period of time following the receipt of all such information from the Company and Indemnitee, but in no event later than thirty (30) days following the receipt of all such information, provided that the time by which the Reviewing Party must reach a decision may be extended by mutual agreement of the Company and Indemnitee.  The Reviewing Party shall inform the Company and Indemnitee of such decision in writing in accordance with the procedures in this Agreement for the giving of notices.

(h)          Judicial Review.  Notwithstanding a final determination by any Reviewing Party that Indemnitee is not entitled to indemnification with respect to a specific Proceeding, Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing Indemnitee’s right to indemnification pursuant to this Agreement.  In such a proceeding, the burden of proof shall be on the Company to prove that indemnification or advancement of expenses to Indemnitee is not required under this Agreement or permitted by applicable law.

(i)           Indemnification of Certain Expenses.  The Company shall indemnify Indemnitee against all expenses incurred in connection with any hearing or proceeding under this Section 7, including all expenses of the Reviewing Party, unless the Company prevails in such hearing or proceeding on the merits in all material respects.

8.           ASSUMPTION OF DEFENSE.  In the event the Company shall be requested by Indemnitee to pay the expenses of any proceeding, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, or to participate to the extent permissible in such proceeding, with counsel reasonably acceptable to Indemnitee.  Such defense by the Company may include the representation of two or more parties by one attorney or law firm as permitted under the ethical rules and legal requirements related to joint representations.  Upon assumption of the defense by the Company and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that Indemnitee shall have the right to employ separate counsel in such proceeding at Indemnitee’s sole cost and expense.  Notwithstanding the foregoing, if Indemnitee’s counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there is an actual or likely conflict of interest between the Company and Indemnitee in the conduct of any such defense or the Company shall not, in fact, have employed counsel or otherwise actively pursued the defense of such proceeding within a reasonable time, then in any such event the fees and expenses of Indemnitee’s counsel to defend such proceeding shall be subject to the indemnification and advancement of expenses provisions of this Agreement.

9.           INSURANCE.  To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any subsidiary (“D&O Insurance”), Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

10.           EXCEPTIONS.

(a)           Certain Matters.  Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of any proceeding with respect to:

(i)           remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law (and, in this respect, both the Company and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication, as indicated in Section 10(d) below);

(ii)          a final judgment rendered against Indemnitee for an accounting, disgorgement or repayment of profits made from the purchase or sale by Indemnitee of securities of the Company against Indemnitee or in connection with a settlement by or on behalf of Indemnitee to the extent it is acknowledged by Indemnitee and the Company that such amount paid in settlement resulted from Indemnitee’s conduct from which Indemnitee received monetary personal profit, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or other provisions of any federal, state or local statute or rules and regulations thereunder;

(iii)         a claim for reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements) or in respect of claw-back provisions promulgated under the rules and regulations of the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act;

(iv)         a final judgment or other final adjudication that Indemnitee’s conduct was in bad faith, grossly negligent, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination);

(v)          on account of conduct that is established by a final judgment as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee is not legally entitled;

(vi)         expenses of any type whatsoever (including, without limitation, judgments, fines, ERISA, excise taxes or penalties, and amounts paid in settlement) to the extent that Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s restated certificate of incorporation, bylaws or otherwise) of the amounts otherwise payable hereunder; or

(vii)        any proceeding where indemnification is prohibited by law.

For purposes of the above subparagraphs, a final judgment or other adjudication may be reached in either the underlying proceeding or action in connection with which indemnification is sought or a separate proceeding or action to establish rights and liabilities under this Agreement.

(b)           Claims Initiated by Indemnitee.  Any provision herein to the contrary notwithstanding, the Company shall not be obligated to indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought by Indemnitee against the Company or its directors, officers, employees or other agents and not by way of defense, except:  (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or under any other agreement, provision in the Bylaws or restated certificate of incorporation, as amended (the “Certificate of Incorporation”) or applicable law; or (ii) with respect to any other proceeding initiated by Indemnitee that is either approved by the Board of Directors or Indemnitee’s participation is required by applicable law.  However, indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors determines it to be appropriate.

(c)           Unauthorized Settlements.  Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected without the Company’s written consent.  Neither the Company nor Indemnitee shall unreasonably withhold consent to any proposed settlement; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company is also a party in such proceeding and determines in good faith that such settlement is not in the best interests of the Company and its stockholders.

(d)           Securities Act Liabilities.  Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), or in any registration statement filed with the SEC under the Act.  Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Act to submit the issue of the enforceability of Indemnitee’s rights under this Agreement in connection with any liability under the Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue.  Indemnitee specifically agrees that any such undertaking shall supersede the provisions of this Agreement and to be bound by any such undertaking.

11.           NONEXCLUSIVITY AND SURVIVAL OF RIGHTS.

(a)           The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may at any time be entitled under any provision of applicable law, the Certificate of Incorporation, Bylaws or other agreements, both as to action in Indemnitee’s official capacity and Indemnitee’s action as an agent of the Company, in any court in which a proceeding is brought, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors, administrators and assigns of Indemnitee.  The obligations and duties of the Company to Indemnitee under this Agreement shall be binding on the Company and its successors and assigns until terminated in accordance with its terms.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(b)           No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her corporate status prior to such amendment, alteration or repeal.  To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under the Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, by Indemnitee shall not prevent the concurrent assertion or employment of any other right or remedy by Indemnitee.

12.           SUBROGATION.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13.           INTERPRETATION OF AGREEMENT.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

14.           SEVERABILITY.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to this Section.

15.           AMENDMENT AND WAIVER.  No supplement, modification, amendment, or cancellation of this Agreement shall be binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.           NOTICE.  Except as otherwise provided herein, any notice or communication which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and shall be deemed given and delivered (i) if by telecopier, one business day after it is sent with confirmation of successful transmission to the facsimile number for the party reflected in the Company’s records, (ii) if by overnight delivery utilizing a reputable overnight courier service, upon actual delivery, and (iii) if mailed three (3) business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid, addressed to the party or parties to be notified at the address set forth for the party in the Company’s records (or such other address(es) as a party may designate for itself by like notice) (and if to the Company, to the address of the Company’s principal executive office, to the attention of the Secretary of the Company).

17.           GOVERNING LAW.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

18.           COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute but one and the same Agreement.  Only one such counterpart need be produced to evidence the existence of this Agreement.

19.           HEADINGS.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

20.           ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement, including, but not limited to any Indemnity Agreement previously entered into between the Company and the Indemnitee; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, Bylaws, the DGCL and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

ADAMIS PHARMACEUTICAL CORPORATION

By:
Name:
Title:

INDEMNITEE

Signature of Indemnitee

Print or Type Name of Indemnitee